                                      INDENTURE




                                       between





                    EQUIVANTAGE MORTGAGE LOAN OWNER TRUST 199_-_,

                                      as Issuer


                                         and


                             _________________________,

                                 as Indenture Trustee






                           Dated as of _____________, 199_






                     EQUIVANTAGE MORTGAGE LOAN OWNER TRUST 199_-_
                        Asset Backed Securities, Series 199_-_

                                  TABLE OF CONTENTS



                                                                          Page


ARTICLE I     DEFINITIONS AND INCORPORATION BY REFERENCE......................2
    SECTION 1.1       Definitions.............................................2
    SECTION 1.2       Incorporation by Reference of Trust Indenture Act......12
    SECTION 1.3       Rules of Construction..................................12

ARTICLE II THE NOTES.........................................................13
    SECTION 2.1       Form...................................................13
    SECTION 2.2       Execution, Authentication, Delivery and Dating.........13
    SECTION 2.3       Registration; Registration of Transfer and Exchange....14
    SECTION 2.4       Mutilated, Destroyed, Lost or Stolen Notes.............15
    SECTION 2.5       Persons Deemed Owner...................................16
    SECTION 2.6       Payment of Principal and Interest; Defaulted Interest..16
    SECTION 2.7       Cancellation...........................................17
    SECTION 2.8       Authentication of Notes................................17
    SECTION 2.9       Release of Collateral..................................20
    SECTION 2.10      Book-Entry Notes.......................................21
    SECTION 2.11      Notices to Clearing Agency.............................22
    SECTION 2.12      Definitive Notes.......................................22
    SECTION 2.13      Tax Treatment..........................................22

ARTICLE III COVENANTS........................................................22
    SECTION 3.1       Payment of Principal and Interest......................22
    SECTION 3.2       Maintenance of Office or Agency........................23
    SECTION 3.3       Money for Payments To Be Held in Trust.................23
    SECTION 3.4       Existence..............................................25
    SECTION 3.5       Protection of Collateral...............................25
    SECTION 3.6       Annual Opinions as to Collateral.......................26
    SECTION 3.7       Performance of Obligations; Servicing of Mortgage
                      Loans..................................................26
    SECTION 3.8       Negative Covenants.....................................28
    SECTION 3.9       Annual Statement as to Compliance......................29
    SECTION 3.10      Covenants of the Issuer................................30
    SECTION 3.11      Servicer's Obligations.................................30
    SECTION 3.12      Restricted Payments....................................30
    SECTION 3.13      Treatment of Notes as Debt for Tax Purposes............30
    SECTION 3.14      Notice of Events of Default............................30
    SECTION 3.15      Further Instruments and Acts...........................31

ARTICLE IV SATISFACTION AND DISCHARGE........................................31
    SECTION 4.1       Satisfaction and Discharge of Indenture................31
    SECTION 4.2       Application of Trust Money.............................32
    SECTION 4.3       Repayment of Moneys Held by Paying Agent...............32

ARTICLE V     REMEDIES.......................................................33
    SECTION 5.1       Events of Default......................................33
    SECTION 5.2       Acceleration of Maturity; Rescission and Annulment.....34
    SECTION 5.3       Collection of Indebtedness and Suits for Enforcement
                      by Indenture Trustee...................................35
    SECTION 5.4       Remedies; Priorities...................................37
    SECTION 5.5       Optional Preservation of the Collateral................39
    SECTION 5.6       Limitation of Suits....................................40
    SECTION 5.7       Unconditional Rights of Noteholders To Receive
                      Principal and Interest.................................40
    SECTION 5.8       Restoration of Rights and Remedies.....................41
    SECTION 5.9       Rights and Remedies Cumulative.........................41
    SECTION 5.10      Delay or Omission Not a Waiver.........................41
    SECTION 5.11      Control by Noteholders.................................41
    SECTION 5.12      Waiver of Past Defaults................................42
    SECTION 5.13      Undertaking for Costs..................................42
    SECTION 5.14      Waiver of Stay or Extension Laws.......................42
    SECTION 5.15      Action on Notes........................................43
    SECTION 5.16      Performance and Enforcement of Certain Obligations.....43

ARTICLE VI THE INDENTURE TRUSTEE.............................................44
    SECTION 6.1       Duties of Indenture Trustee............................44
    SECTION 6.2       Rights of Indenture Trustee............................45
    SECTION 6.3       Individual Rights of Indenture Trustee.................46
    SECTION 6.4       Indenture Trustee's Disclaimer.........................46
    SECTION 6.5       Notice of Defaults.....................................46
    SECTION 6.6       Reports by Indenture Trustee to Holders................46
    SECTION 6.7       Compensation and Indemnity.............................46
    SECTION 6.8       Replacement of Indenture Trustee.......................47
    SECTION 6.9       Successor Indenture Trustee by Merger..................48
    SECTION 6.10      Appointment of Co-Indenture Trustee or
                      Separate Indenture Trustee.............................48
    SECTION 6.11      Eligibility; Disqualification..........................49
    SECTION 6.12      Preferential Collection of Claims Against Issuer.......50

ARTICLE VII NOTEHOLDERS' LISTS AND REPORTS...................................50
    SECTION 7.1       Issuer To Furnish Indenture Trustee Names and
                      Addresses of Noteholders...............................50
    SECTION 7.2       Preservation of Information; Communications
                      to Noteholders.........................................50

    SECTION 7.3       Reports by Issuer......................................50
    SECTION 7.4       Reports by Indenture Trustee...........................51

ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES............................51
    SECTION 8.1       Collection of Money....................................51
    SECTION 8.2       Trust Accounts; Distributions..........................52
    SECTION 8.3       General Provisions Regarding Accounts..................54
    SECTION 8.4       Servicer's Monthly Statements..........................55
    SECTION 8.5       Release of Collateral..................................55
    SECTION 8.6       Opinion of Counsel.....................................56

ARTICLE IX SUPPLEMENTAL INDENTURES...........................................56
    SECTION 9.1       Supplemental Indentures Without Consent of
                      Noteholders............................................56
    SECTION 9.2       Supplemental Indentures with Consent of Noteholders....57
    SECTION 9.3       Execution of Supplemental Indentures...................59
    SECTION 9.4        Effect of Supplemental Indenture......................59
    SECTION 9.5       Conformity with Trust Indenture Act....................59
    SECTION 9.6       Reference in Notes to Supplemental Indentures..........59
    SECTION 9.7       Amendments to Trust Agreement..........................59

ARTICLE X     REDEMPTION OF NOTES............................................60
    SECTION 10.1      Redemption.............................................60
    SECTION 10.2      Form of Redemption Notice..............................61
    SECTION 10.3      Notes Payable on Redemption Date; Provision for
                      Payment of Indenture Trustee and Securities Insurer....61

ARTICLE XI    MISCELLANEOUS..................................................62
    SECTION 11.1      Compliance Certificates and Opinions, etc..............62
    SECTION 11.2      Form of Documents Delivered to Indenture Trustee.......63
    SECTION 11.3      Acts of Noteholders....................................64
    SECTION 11.4      Notices, etc., to Indenture Trustee, Issuer, Rating
                      Agencies and SecuritiesInsurer.........................65
    SECTION 11.5      Notices to Noteholders; Waiver.........................65
    SECTION 11.6      [RESERVED].............................................66
    SECTION 11.7      Conflict with Trust Indenture Act......................66
    SECTION 11.8      Effect of Headings and Table of Contents...............66
    SECTION 11.9      Successors and Assigns.................................66
    SECTION 11.10     Separability...........................................66
    SECTION 11.11     Benefits of Indenture..................................66
    SECTION 11.12     Legal Holidays.........................................67
    SECTION 11.13     Governing Law..........................................67

    SECTION 11.14     Counterparts...........................................67
    SECTION 11.15     Recording of Indenture.................................67
    SECTION 11.16     Trust Obligation.......................................67
    SECTION 11.17     No Petition............................................68
    SECTION 11.18     Inspection.............................................68
    SECTION 11.19     Grant of Noteholder Rights to Securities Insurer.......68
    SECTION 11.20     Third Party Beneficiary................................68
    SECTION 11.21     Suspension and Termination of Securities
                      Insurer's Rights.......................................68
                                         -iv-

                                       EXHIBITS


SCHEDULE A    -    Schedule of Mortgage Loans
EXHIBIT A     -    Form of Notes

    INDENTURE dated as of _________, 199_, between EquiVantage Mortgage Loan Owner Trust 199_-_, a [Delaware] business trust (the "Issuer"), and ________________, a banking corporation, as trustee and not in its individual capacity (the "Indenture Trustee").

    Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's ____% Asset Backed Notes (the "Notes"):

                                   GRANTING CLAUSE

    Subject to the terms of this Indenture, the Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the holders of the Notes, all of the Issuer's right, title and interest in and to: (i) the Trust Estate (as defined in the Sale and Servicing Agreement); (ii) all right, title and interest of the Issuer in the Sale and Servicing Agreement (including the Issuer's right to cause the Seller to repurchase Mortgage Loans from the Issuer under certain circumstances described therein); (iii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; (iv) all funds on deposit from time to time in the Trust Accounts (including the Certificate Distribution Account); and (v) all other property of the Trust from time to time (collectively, the "Collateral").

    The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

    The Indenture Trustee, as Indenture Trustee on behalf of the holders of the Notes, acknowledges such Grant, accepts the trusts hereunder and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the holders of the Notes may be adequately and effectively protected. The Indenture Trustee agrees and acknowledges that the Indenture Trustee's Mortgage Loan Files will be held by the Custodian for the benefit of the Indenture Trustee in [CITY], [STATE]. The Indenture Trustee further agrees and acknowledges that each other item of Collateral that is physically delivered to the Indenture Trustee will be held by the Indenture Trustee in [CITY], [STATE].

INDENTURE (Series 199_-_) -- Page 1

                                       ARTICLE

                      DEFINITIONS AND INCORPORATION BY REFERENCE

    1.1 (a) Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

    "Act" has the meaning specified in Section 11.3(a).

    "Administration Agreement" means the Administration Agreement dated as of ___________, 199_, among the Administrator, the Issuer and the Indenture Trustee.

    "Administrator" means _____________, a national banking association, or any successor Administrator under the Administration Agreement.

    "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Authorized Officer" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

    "Available Collection Amount" means, an amount equal to the sum of: (i) all amounts received on the Mortgage Loans or required to be paid by the Servicer or the Seller during the related Due Period (exclusive of amounts not required to be deposited in the Collection Account and amounts permitted to be withdrawn by the Indenture Trustee from the Collection Account pursuant to Section 5.01(d) of the Sale and Servicing Agreement) as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code; (ii) in the case of a Distribution Date relating to a Due Period that occurs prior to the end of the Funding Period, an amount from the Capitalized Interest Account sufficient to fund any shortfall in the Interest Distribution Amount attributable to the amounts in the Pre-Funding Account; (iii) in the case of the Pre-Funding Termination Distribution Date, amounts, if any, remaining in the Pre-Funding

INDENTURE (Series 199_-_) -- Page 2

 Account at the end of the Funding Period (net of reinvestment income, which shall be transferred to the Capitalized Interest Account); (iv) with respect to the final Distribution Date or an early redemption or termination of the Offered Securities pursuant to Section 11.02 of the Sale and Servicing Agreement, the Termination Price, and (v) any and all income or gain from investments in the Collection Account.

    "Basic Documents" means the Certificate of Trust, the Trust Agreement, this Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Insurance Agreement, the Custodial Agreement, the Note Depository Agreement, the Certificate Depository Agreement and other documents and certificates delivered in connection therewith.

    "Book-Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

    "Business Day" means any day other than (i) a Saturday or a Sunday, or
(ii) a day on which banking institutions in [New York City] or the city in which the Securities Insurer or the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

    "Certificate Depository Agreement" has the meaning specified in Section
1.1 of the Trust Agreement.

    "Certificate of Trust" means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

    "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

    "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

    "Closing Date" means ___________, 199_.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

    "Collateral" has the meaning specified in the Granting Clause of this Indenture.

    "Company" means EquiVantage Inc., a Delaware corporation, or any successor in interest thereto.

    "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at date of execution

INDENTURE (Series 199_-_) -- Page 3
of this Agreement is located at ______________, [CITY], [STATE]; Attention:
Corporate Trust Department, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

    "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

    "Definitive Notes" has the meaning specified in Section 2.12.

    "Depository Institution" means any depository institution or trust company, including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated _____ by [S&P] and ____ by [Moody's] (or comparable ratings if [S&P]and [Moody's] are not the Rating Agencies).

    "Distribution Date" means the __th day of any month or if such __th day is not a Business Day, the first Business Day immediately following such day, commencing in ___________ 199_.

    "Due Period" means, with respect to any Distribution Date and the Notes, the calendar month immediately preceding the month of such Distribution Date.

    "Event of Default" has the meaning specified in Section 5.1.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

    "Final Scheduled Distribution Date" means the Distribution Date occurring in __________, 200_.

    "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers

INDENTURE (Series 199_-_) -- Page 4
 or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

    "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register; provided that the exercise of any rights of such Holder or Noteholder under this Indenture shall at all times be subject to Section 11.19 hereto.

    "Indenture Trustee" means First Bank National Association, a national banking corporation, as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

    "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

    "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

    "Interest Distribution Amount" means, on any Distribution Date, the sum of the Noteholders' Interest Distributable Amount for the Notes and the Certificateholders' Interest Distributable Amount for such Distribution Date.

    "Interest Rate" means ______% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

    "Issuer" means EquiVantage Mortgage Loan Owner Trust 199_-_, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

    "Issuer Order" and "Issuer Request" mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.


["Moody's" means Moody's Investor Service, Inc., or any successor thereto.]

    "Notes" means the ____% Asset Backed Notes, substantially in the form of Exhibit A.

INDENTURE (Series 199_-_) -- Page 5

    "Note Depository Agreement" means the agreement dated _________, 199_, among the Issuer, the Administrator, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Book Entry Notes.

    "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

    "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.3.

    "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer or the Administrator, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer or the Administrator.

    "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee and the Securities Insurer, and which opinion or opinions shall be addressed to the Indenture Trustee, as Indenture Trustee, and the Securities Insurer and shall comply with any applicable requirements of Section 11.1 and shall be in form and substance satisfactory to the Indenture Trustee and the Securities Insurer.

    "Outstanding" means, with respect to any Note and as of the date of determination, any Note theretofore authenticated and delivered under this Indenture except:

         (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

        (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

       (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any


INDENTURE (Series 199_-_) -- Page 6

              Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

    "Outstanding Amount" means the aggregate principal amount of all Notes Outstanding at the date of determination.

    "Owner Trustee" means ________________, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

    "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

    "Payment Date" means a Distribution Date.

    "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

    "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.4 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

    "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

    "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

INDENTURE (Series 199_-_) -- Page 7

    "Rating Agency" means either or both of (i)
[Standard & Poor's] or (ii) [Moody's]. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Securities Insurer, notice of which designation shall be given to the Issuer, the Indenture Trustee, the Owner Trustee and the Servicer.

    "Record Date" means, as to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

    "Redemption Date" means in the case of a redemption of the Notes pursuant to Section 10.1 or a payment to Noteholders pursuant to Section 10.3, the Distribution Date specified by the Affiliated Holder pursuant to Section 10.1.

    "Redemption Price" means in the case of a redemption of the Notes pursuant to Section 10.1, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the Interest Rate for the Notes being so redeemed to but excluding the Redemption Date, plus any unpaid Trust Fees and Expenses and all other amounts owed to the Securities Insurer pursuant to the Insurance Agreement.

    "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

    "Regular Principal Distribution Amount" means, on each Distribution Date, an amount equal to the lesser of:

         (A) the sum of the Principal Balance of the Notes and the Certificate Principal Balance of the Certificates immediately prior to such Distribution Date; and

         (B) the greater of (1) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all partial and full principal prepayments applied by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period, (iv) (a) that portion of the purchase price of any repurchased Mortgage Loan which represents principal and (b) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date,
    (v) the amount of any Net Loan Losses for the preceding Due Period equal to the amount on deposit in the Reserve Account until such amount is reduced to zero, and (vi) if the Overcollateralization Amount is zero, the amount of any Net Loan Losses for the preceding Due Period minus the sum of
    (a) the amount included in clause (v) above for such Distribution Date and
    (b) the amount of Net Loan Losses for the preceding Due Period allocated to reduce the Overcollateralization Amount to zero on such Distribution Date pursuant to Section 5.09 of the Sale & Servicing Agreement; and (2) the amount by which (i) the aggregate principal balance of the Securities as of the preceding Distribution Date (after giving effect to all payments of principal on such preceding Distribution Date) exceeds

INDENTURE (Series 199_-_) -- Page 8

    (ii) the Pool Principal Balance plus funds on deposit in the Pre-Funding Account, each as of the immediately preceding Determination Date; provided, however, that if such Distribution Date is an Overcollateralization Stepdown Date, then with respect to the distribution of principal to the Noteholders and Certificateholders the foregoing amount in each case, will be reduced (but not less than zero) by the Overcollateralization Reduction Amount, if any, for such Distribution Date.

    "Reserve Account" means, the account established and maintained pursuant to Section 5.07 of the Sale and Servicing Agreement.

    "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

    "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of __________, 199_, among the Issuer, EquiVantage Inc., as Seller and Servicer, and the Indenture Trustee, as Indenture Trustee and Co-Owner Trustee.

    "Schedule of Mortgage Loans" means the listing of the Mortgage Loans set forth in Schedule A, as supplemented as of each Subsequent Transfer Date and as of any date on which a Deleted Mortgage Loan has been repurchased from the Trust or substituted with a Qualified Mortgage Loan pursuant to Section 3.05 of the Sale and Servicing Agreement.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Seller" shall mean EquiVantage Inc., in its capacity as seller under the Sale and Servicing Agreement, and its successor in interest.

    "Servicer" shall mean EquiVantage Inc., in its capacity as servicer under the Sale and Servicing Agreement, and any Successor Servicer thereunder.


    ["Standard & Poor's" or "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.]


    "State" means any one of the 50 states of the United States of America or the District of Columbia.

    "Successor Servicer" has the meaning specified in Section 3.7(e).

    "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

INDENTURE (Series 199_-_) -- Page 9

    "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

    (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Sale and Servicing Agreement for all purposes of this Indenture.

    1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

    "Commission" means the Securities and Exchange Commission.

    "indenture securities" means the Notes.

    "indenture security holder" means a Noteholder.

    "indenture to be qualified" means this Indenture.

    "indenture trustee" or "institutional trustee" means the Indenture Trustee.

    "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

    All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

    1.3  Rules of Construction.  Unless the context otherwise requires:

         (i)     a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

         (iii)  "or" is not exclusive;

         (iv)   "including" means including without limitation;

         (v) words in the singular include the plural and words in the plural include the singular; and




INDENTURE (Series 199_-_) -- Page 10

         (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                      ARTICLE

                                      THE NOTES

    2.1 Form. The Notes shall be designated as the "EquiVantage Mortgage Loan Owner Trust 199_-_ Asset Backed Notes, Series 199_-_". The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

    The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

    Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

    2.2 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee or the Administrator. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

    Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee or the Administrator shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

    Subject to the satisfaction of the conditions set forth in Section 2.8, the Indenture Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of

INDENTURE (Series 199_-_) -- Page 11

 $___________. The aggregate principal amount of the Notes outstanding at any time may not exceed such amount.

    The Notes that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on the Closing Date shall be dated ____________, 199_. All other Notes that are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their authentication. The Notes shall be issuable as registered Notes in the minimum denomination [$100,000] and integral multiples of [$1,000] in excess thereof.

    No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

    2.3 Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

    If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

    Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

    At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

INDENTURE (Series 199_-_) -- Page 12

    All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

    Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

    No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.4 or Section 9.6 not involving any transfer.

    The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to such Note.

    2.4 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture
         Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or


INDENTURE (Series 199_-_) -- Page 13
         indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

    Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note, other than the Securities Insurer, of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

    Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

    The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

    2.5 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Securities Insurer, the Indenture Trustee and any agent of the Issuer, the Securities Insurer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Securities Insurer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

    2.6  Payment of Principal and Interest; Defaulted Interest.

         (a) The Notes shall accrue interest at the Interest Rate as set forth in Exhibit A, and such interest shall be payable on each Distribution Date as specified therein, subject to Section 3.1.
         Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except

INDENTURE (Series 199_-_) -- Page 14
         for the final installment of principal payable with respect to such Note on a Distribution Date or on the Final Scheduled Distribution Date for the Notes (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

     (b) The principal of each Note shall be payable in installments on each Distribution Date as provided in the forms of the Notes set forth in Exhibit A. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the earlier of (i) the Final
          Scheduled Distribution Date, (ii) the Redemption Date or (iii) the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. A copy of such form of notice shall be sent to the Securities Insurer by the Indenture Trustee. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

    2.7 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that

INDENTURE (Series 199_-_) -- Page 15
         they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

    2.8 Authentication of Notes. The Notes may be authenticated by the Indenture Trustee, upon Issuer Request and upon receipt by the Indenture Trustee of the following:

          (a) An Issuer Order authorizing the execution and authentication of such Notes by the Issuer.

          (b) All of the items of Collateral which shall be delivered to the Indenture Trustee or its designee.

          (c)   An executed counterpart of the Trust Agreement.

          (d) Opinions of Counsel addressed to the Indenture Trustee and the Securities Insurer to the effect that:

                   (i)   all instruments furnished to the Indenture
                         Trustee as conditions  precedent to the
                         authentication of the Notes by the Indenture
                         Trustee pursuant to the Indenture conform to the requirements of this Indenture and constitute all the documents required to be delivered hereunder for the Indenture Trustee to authenticate the Notes;

                  (ii) all conditions precedent provided for in this Indenture relating to the authentication of the Notes have been complied with;

                  (iii) the Owner Trustee has power and authority to execute, deliver and perform its obligations under the Trust Agreement;

                   (iv) the Issuer has been duly formed is validly existing as a business trust under the laws of the State of [Delaware], 12 Del. C. Section 3801, et seq., and has power, authority and legal right to execute and deliver this Indenture, the Administration Agreement, the Insurance Agreement and the Sale and Servicing Agreement;

                  (v) assuming due authorization, execution and delivery thereof by the Indenture Trustee, the Indenture is the valid, legal and binding obligation of the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such

INDENTURE (Series 199_-_) -- Page 16
                          enforcement is considered in a proceeding in equity or at law);

                   (vi) the Notes, when executed and authenticated as provided herein and delivered against payment
                          therefor, will be the valid, legal and   binding
                          obligations of the Issuer pursuant to the terms of
                          this   Indenture, entitled to the benefits of this
                          Indenture, and will be   enforceable in accordance
                          with their terms, subject to bankruptcy,
                          insolvency, reorganization, arrangement, moratorium,
                          fraudulent or   preferential conveyance and other
                          similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (vii) the Trust Agreement authorizes the Issuer to Grant the Collateral to the Indenture Trustee as security for the Notes and the Owner Trustee has taken all necessary action under the Trust Agreement to Grant the Collateral to the Indenture Trustee;

                 (viii) this Indenture has been duly qualified under the Trust Indenture Act of 1939;

                   (ix) this Indenture, together with the Grant of the Collateral to the Indenture Trustee, creates a valid security interest in the Collateral in favor of the Indenture Trustee for the benefit of the Noteholders;

                    (x) such action has been taken with respect to delivery of possession of the Collateral, and with respect to the execution and filing of this Indenture and any financing statements as are necessary to make effective and to perfect a first priority security interest created by this Indenture in the Collateral in favor of the Indenture Trustee, except that with respect to the Debt Instruments, possession of such Debt Instruments must be maintained by the Indenture Trustee or an agent of the Indenture Trustee (other than the Issuer, an Affiliate of the Issuer, or a "securities intermediary," as defined in Section
                          8.102 of the UCC, an agent of the Indenture
                          Trustee; and

                    (xi) no authorization, approval or consent of any governmental body having jurisdiction in the premises which has not been obtained by the Issuer is required to be obtained by the Issuer

INDENTURE (Series 199_-_) -- Page 17
                          for the valid issuance and delivery of the Notes, except that no opinion need be expressed with respect to any such authorizations, approvals or consents as may be required under any state securities "blue sky" laws.

             (e)   An Officer's Certificate complying with the requirements of
                   Section 11.1 and stating that:

                   (i) the Issuer is not in Default under this Indenture and the issuance of the Notes applied for will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Trust Agreement, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with;

                   (ii) the Issuer is the owner of all of the Mortgage Loans, has not assigned any interest or participation in the Mortgage Loans (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant all of the Mortgage Loans to the Indenture Trustee;

                   (iii) the Issuer has Granted to the Indenture Trustee all of its right, title, and interest in the Collateral, and has delivered or caused the same to be delivered to the Indenture Trustee;

                   (iv) attached thereto are true and correct copies of letters signed by [Moody's] and [S&P] confirming that the Notes and the Certificates have been rated ["Aaa"] and ["AAA"] by [Moody's] and [S&P], respectively; and

                   (v) all conditions precedent provided for in this Indenture relating to the authentication of the Notes have been complied with.

             (f) A fair value certificate from the Servicer, as agent of the Trust, pursuant to Section 2(a)M of the Administration Agreement.

         2.9 Release of Collateral.

INDENTURE (Series 199_-_) -- Page 18

             (a)   Subject to subsections (b) and (c) hereof and Section
                   11.1 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(l) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

             (b) The Servicer, on behalf of the Issuer, shall be entitled to obtain a release from the lien of this Indenture for any Mortgage Loan and the related Mortgaged Property at any time (i) after a payment by the Issuer of the Purchase Price of the Mortgage Loan, (ii) after a Qualified Substitute Mortgage Loan is substituted for such Mortgage Loan and payment of the Substitution Adjustment, if any, (iii) after liquidation of the Mortgage Loan in accordance with Section 4.02 of the Sale and Servicing Agreement and the deposit of all Recoveries thereon in the Collection Account, or (iv) upon the termination of a Mortgage Loan (due to, among other causes, a prepayment in full of the Mortgage Loan and sale or other disposition of the related Mortgaged Property), if the Issuer delivers to the Indenture Trustee and the Securities Insurer an Issuer Request (A) identifying the Mortgage Loan and the related Mortgaged Property to be released, (B) requesting the release thereof, (C) setting forth the amount deposited in the Collection Account with respect thereto, and (D) certifying that the amount deposited in the Collection Account (x) equals the Purchase Price of the Mortgage Loan, in the event a Mortgage Loan and the related Mortgaged Property are being released from the lien of this Indenture pursuant to item (i) above, (y) equals the Substitution Adjustment related to the Qualified Substitute Mortgage Loan and the Deleted Mortgage Loan released from the lien of the Indenture pursuant to item
                   (ii) above, or (z) equals the entire amount of Recoveries received with respect to such Mortgage Loan and the related Mortgaged Property in the event of a release from the lien of this Indenture pursuant to items (iii) or (iv) above.

             (c) The Indenture Trustee shall, if requested by the Servicer, temporarily release or cause the Custodian to temporarily release to the Servicer the Indenture Trustee's Mortgage Loan File pursuant to the provisions of
                   Section 7.02 of the Sale and Servicing Agreement upon compliance by the Servicer of the provisions thereof provided that the Indenture Trustee's Mortgage Loan File shall have been stamped to signify the Issuer's pledge to the Indenture Trustee under the Indenture.

INDENTURE (Series 199_-_) -- Page 19

   2.10 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner thereof will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.12:

        (i)  the provisions of this Section shall be in full force and effect;

        (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

       (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

        (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

         (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

   2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given

INDENTURE (Series 199_-_) -- Page 20
          to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

   2.12  Definitive Notes.  If (i) the Administrator advises the
         Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same.
          Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

   2.13 Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

                                       ARTICLE

                                      COVENANTS

    3.1 Payment of Principal and Interest. The Issuer will duly and punctually pay (or will cause to be duly and punctually paid) the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to and in accordance with Section 8.2(c), the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Distribution Date deposited therein pursuant to the Sale and Servicing Agreement for the benefit of the Notes, to the Noteholders. Amounts properly withheld under the

INDENTURE (Series 199_-_) -- Page 21

         Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

    The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Collateral and any amounts received by the Indenture Trustee under the Guaranty Policy in respect of the Notes, as provided in this Indenture. The Issuer shall not otherwise be liable for payments on the Notes. If any other provision of this Indenture shall be deemed to conflict with the provisions of this
Section 3.1, the provisions of this Section 3.1 shall control.

    3.2 Maintenance of Office or Agency. The Issuer will or will cause the Administrator to maintain in [CITY], [STATE] an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Administrator to serve as its agent for the foregoing purposes and to serve as Paying Agent with respect to the Certificates. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

    3.3 Money for Payments To Be Held in Trust. As provided in Section 8.2(a ) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account pursuant to
         Section 8.2(c) shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Collection Account and the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

    On or before the third Business Day preceding each Distribution Date and Redemption Date, the Indenture Trustee shall deposit or cause to be deposited in the Note Distribution Account an aggregate sum sufficient to pay the amounts due on such Distribution Date or Redemption Date under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

    Any Paying Agent shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee and the Securities Insurer. Any Paying Agent appointed by the Issuer shall be a Person who would be eligible to be Indenture Trustee hereunder as provided in Section 6.11. The

INDENTURE (Series 199_-_) -- Page 22

 Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) which is not, at the time of such appointment, a Depository Institution.

    The Issuer will cause each Paying Agent other than the Administrator to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

         (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

        (ii) give the Indenture Trustee and the Securities Insurer notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

       (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

        (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

         (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on the Notes, the Issuer shall have first provided the calculations pertaining thereto to the Indenture Trustee.

    The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

    Subject to applicable laws with respect to escheat of funds or abandoned property, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with

INDENTURE (Series 199_-_) -- Page 23
respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of [New York], notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

    3.4  Existence.

                   (a) Subject to Section 3.4(b), the Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of [Delaware] (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and the Collateral.

                   (b) Any successor to the Owner Trustee appointed pursuant to Section 10.2 of the Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

                   (c) Upon any consolidation or merger of or other succession to the Owner Trustee, the Person succeeding to the Owner Trustee under the Trust Agreement may exercise every right and power of the Owner Trustee under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

INDENTURE (Series 199_-_) -- Page 24

    3.5 Protection of Collateral. The Issuer will from time to time and upon the direction of the Securities Insurer execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

             (i) provide further assurance with respect to the Grant of all or any portion of the Collateral;

             (ii) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

             (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

             (iv)  enforce any rights with respect to the Collateral; or

             (v) preserve and defend title to the Collateral and the rights of the Indenture Trustee, the Noteholders and the Securities Insurer in such Collateral against the claims of all persons and parties.

    The Issuer hereby designates the Administrator its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.5.

    3.6  Annual Opinions as to Collateral.

    On or before ___________ 15th in each calendar year, beginning in 199_, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until __________ 15th of the following calendar year.

    3.7  Performance of Obligations; Servicing of Mortgage Loans.

INDENTURE (Series 199_-_) -- Page 25

                   (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

                   (b) The Issuer may contract with or otherwise obtain the assistance of other Persons (including, without limitation, the Administrator under the Administration Agreement) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Securities Insurer in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture. The Administrator must at all times be the same person as the Indenture Trustee.

                   (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Collateral, including but not limited to (i) filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement and (ii) recording or causing to be recorded all Mortgages, Assignments of Mortgage, all intervening Assignments of Mortgage and all assumption and modification agreements required to be recorded by the terms of the Sale and Servicing Agreement, in accordance with and within the time periods provided for in this Indenture and/or the Sale and Servicing Agreement, as applicable. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee, the Securities Insurer, and the Holders of at least a majority of the Outstanding Amount of the Notes.

                   (d) If the Issuer shall have knowledge of the occurrence of an Event of Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee, the Securities Insurer and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect of such default. if such an

INDENTURE (Series 199_-_) -- Page 26

                          Event of Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Mortgage Loans, the Issuers hall take all reasonable steps available to it to remedy such failure.

                   (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section
                          10.01 of the Sale and Servicing Agreement, the Issuer, upon the prior written consent of or upon the direction of the Securities Insurer, shall appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Sale and Servicing Agreement. Any Successor Servicer other than the Indenture Trustee shall (i) satisfy the criteria specified in Section 9.04(b) of the Sale and Servicing Agreement and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 10.02 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Mortgage Loans (such agreement to be in form and substance satisfactory to the Indenture Trustee and the Securities Insurer). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Mortgage Loans as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as successor Servicer and the servicing

INDENTURE (Series 199_-_) -- Page 27
                          of the Mortgage Loans. In case the Indenture Trustee shall become successor Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its Affiliates, provided that it shall be fully liable for the actions and omissions of such Affiliate in such capacity as Successor Servicer.

                   (f) Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Securities Insurer. As soon as a successor Servicer is appointed and approved by the Securities Insurer, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such successor Servicer.

                   (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and the Securities Insurer, or, if a Securities Insurer Default has occurred and is continuing, the Holders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement) or the Basic Documents, or waive timely performance or observance by the Servicer or the Seller under the Sale and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and the Securities Insurer or, if a Securities Insurer Default has occurred and is continuing, such Holders, the Issuer agrees, promptly following a request by the Indenture Trustee or the Securities Insurer to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

    3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

INDENTURE (Series 199_-_) -- Page 28

             (i) except as expressly permitted by this Indenture or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, unless directed to do so by the Indenture Trustee or the Securities Insurer;

             (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code)or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

             (iii) engage in any business or activity other than as permitted by the Trust Agreement or other than in connection with, or relating to, the issuance of Notes pursuant to this Indenture, or amend the Trust Agreement as in effect on the Closing Date other than in accordance with Section
                   11.1 thereof,

              (iv) issue debt obligations under any other indenture;

              (v) incur or assume any indebtedness or guaranty any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture;

             (vi) dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

             (vii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Mortgaged Properties and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Collateral;

         (viii) remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal; or

INDENTURE (Series 199_-_) -- Page 29

     (ix) take any other action or fail to take any action which may cause the Issuer to be taxable as (a) an association pursuant to Section 7701 of the Code and the corresponding regulations or (b) as a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations.

3.9 Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Securities Insurer, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 199_), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

    (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

    (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

3.10 Covenants of the Issuer. All covenants of the Issuer in this Indenture are covenants of the Issuer and are not covenants of the Owner Trustee. The Owner Trustee is, and any successor Owner Trustee under the Trust Agreement will be, entering into this Indenture solely as Owner Trustee under the Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall the Owner Trustee or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuer hereunder, as to all of which the parties hereto agree to look solely to the property of the Issuer.

3.11 Servicer's Obligations. The Issuer shall cause the Servicer to comply with Sections 5.01, 6.01, 7.07 and Article IX of the Sale and Servicing Agreement.


3.12 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Servicer, the Indenture Trustee, the Owner Trustee, the Securityholders and the holders of the Residual Interest as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust

INDENTURE (Series 199_-_) -- Page 30

     Agreement and (y) payments to the Indenture Trustee pursuant to Section 1(a)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

3.13 Treatment of Notes as Debt for Tax Purposes. The Issuer shall, and shall cause the Administrator to, treat the Notes as indebtedness for all federal and state tax purposes.

3.14 Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Securities Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement.

3.15 Further Instruments and Acts. Upon request of the Indenture Trustee or the Securities Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                       ARTICLE

                              SATISFACTION AND DISCHARGE

4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes (except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8 and 3.10 hereof, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when all of the following have occurred:

                   (A)    either

                          (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.4 and (ii) Notes for whose payment money has theretofore been deposited in trust or


INDENTURE (Series 199_-_) -- Page 31
                                 segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

                          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

             a.    have become due and payable,

             b. will become due and payable at the Final Scheduled Distribution Date within one year, or

             c. are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of a., b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Final Scheduled Distribution Date of the Notes or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;

                   (B) the later of (a) eighteen months after payment in full of all outstanding obligations under the Securities,
                          (b) the payment in full of all unpaid Trust Fees and Expenses and all sums owing to the Securities Insurer under the Insurance Agreement and (c) the date on which the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

                   (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to
                          Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.


INDENTURE (Series 199_-_) -- Page 32

4.2 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Sections 3.3 and 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

4.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.


                                       ARTICLE

                                       REMEDIES

5.1 Events of Default. "Event of Default,"wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             (a) [default in the payment of any interest on any Note when the same becomes due and payable; or]

             (b) [default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; or]

             (c) [default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture, the Insurance Agreement, the Sale and Servicing Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not



INDENTURE (Series 199_-_) -- Page 33
                   have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least [25%] of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or]

             (d) [default in the observance or performance of any covenant or agreement of the Company made in the Trust Agreement or any representation or warranty of the Company made in the Trust Agreement, proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least [25%] of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;]

             (e) [the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or]

             (f) [the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.]

INDENTURE (Series 199_-_) -- Page 34

    The Issuer shall deliver to the Indenture Trustee and the Securities Insurer, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clauses (c) and
(d) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

    5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee, at the direction or upon the prior written consent of the Securities Insurer or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

    At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

             (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

             (i) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

             (ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

             (iii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

    No such rescission shall affect any subsequent default or impair any right consequent thereto.

    5.3  Collection of Indebtedness and Suits for Enforcement by Indenture
         Trustee.

              (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal

INDENTURE (Series 199_-_) -- Page 35
                   of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee and at the direction of the Securities Insurer, pay to the Indenture Trustee, for the benefit of the Holders of the Notes and the Securities Insurer, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Securities Insurer and their respective agents and counsel.

             (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall at the direction of the Securities Insurer, and if a Securities Insurer Default has occurred and is continuing, the Indenture Trustee may and shall at the direction of the majority of the Holders of the Notes, institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

             (c) If an Event of Default occurs and is continuing, the Indenture Trustee shall, at the direction of the Securities Insurer, and if a Securities Insurer Default has occurred and is continuing, the Indenture Trustee may and shall at the direction of the majority of the Holders of the Notes, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Securities Insurer and the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

             (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state

INDENTURE (Series 199_-_) -- Page 36
                   bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, upon the direction of the Securities Insurer, by intervention in such Proceedings or otherwise:

        (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and the Securities Insurer, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee (except as a result of negligence or bad faith), the Securities Insurer and of the Noteholders allowed in such Proceedings;

         (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

         (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Securities Insurer and the Indenture Trustee on their behalf; and

         (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture
Trustee, the Securities Insurer or the   Holders of Notes allowed in any
judicial proceedings relative to the Issuer, its creditors and its property; and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders and the Securities Insurer to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders and the Securities Insurer, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.


INDENTURE (Series 199_-_) -- Page 37

             (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or the Securities Insurer any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or the Securities Insurer or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

             (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes and the Securities Insurer.

             (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

5.4  Remedies; Priorities.

             (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall, at the direction of the Securities Insurer, and if a Securities Insurer Default has occurred and is continuing, the Indenture Trustee may and at the direction of a majority of the Holders of the Notes shall do one or more of the following (subject to Section 5.5):

         (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

         (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

INDENTURE (Series 199_-_) -- Page 38

         (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Securities Insurer or the Noteholders; and

         (iv) sell the Collateral or any portion thereof or rights or interest therein in a commercially reasonable manner, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, unless (A) the Holders of [100%] of the Outstanding Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of [66-2/3%] of the Outstanding Amount of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

             (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

         FIRST: to the Indenture Trustee for the Indenture Trustee Fee then due and any costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this Article V and to the Owner Trustee for the Owner Trustee Fee then due;

         SECOND: to the Securities Insurer for the Guaranty Insurance Premium then due and unpaid;

         THIRD:  to the Servicer for the Servicing Fee then due and unpaid;

         FOURTH: to Noteholders for amounts due and unpaid on the Notes for interest (including any premium), pro rata, according to the amounts due and payable on the Notes for interest (including any premium);

         FIFTH: to Noteholders for amounts due and unpaid on the Notes for principal, pro rata, according to the amounts due and payable on the Notes for principal, until the Outstanding Amount of the Notes is reduced to zero;

         SIXTH: to the Owner Trustee or Co-Owner Trustee, as applicable, for amounts required to be distributed to the Certificateholders pursuant to the Trust Agreement;

INDENTURE (Series 199_-_) -- Page 39

         SEVENTH: to the Securities Insurer for any amounts then due and payable under the Insurance Agreement;

         EIGHTH: to the Servicer for any amounts then due and payable as the Servicing Advance Reimbursement Amount under the Sale and Servicing Agreement; and

         NINTH: to the Owner Trustee or Co-Owner Trustee, as applicable, for any amounts to be distributed, pro rata, to the holders of the Residual Interest.

    The Indenture Trustee may fix a record date and payment date for any payment to be made to the Noteholders pursuant to this Section. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder, the Securities Insurer and the Issuer a notice that states the record date, the payment date and the amount to be paid.

    5.5 Optional Preservation of the Collateral. If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

5.6 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder for so long as a Securities Insurer Default has not occurred or is not continuing and if a Securities Insurer Default has occurred and is continuing, unless:

             (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

             (b) the Holders of not less than [25%] of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

             (c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;


INDENTURE (Series 199_-_) -- Page 40

             (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

             (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes.

    It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

    In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

5.7 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the Final Scheduled Distribution Date thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

5.8 Restoration of Rights and Remedies. If the Indenture Trustee, the Securities Insurer or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Securities Insurer or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Securities Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Securities Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or

INDENTURE (Series 199_-_) -- Page 41
         otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Securities Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Securities Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Securities Insurer or by the Noteholders, as the case may be, subject, in each case, however, to the right of the Securities Insurer to control any such right and remedy, except as provided in
         Section 11.21.

5.11 Control by Noteholders. The Holders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

             (a) such direction shall not be in conflict with any rule of law or with this Indenture;

             (b) subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Collateral shall be by Holders of Notes representing not less than [100%] of the Outstanding Amount of the Notes;

             (c) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than [100%] of the Outstanding Amount of the Notes to sell or liquidate the Collateral shall be of no force and effect; and

             (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

    Notwithstanding the rights of the Securities Insurer and the Noteholders set forth in this Section, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.


INDENTURE (Series 199_-_) -- Page 42

    5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (a) in the payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Securities Insurer or the Holder of each Note, as applicable. In the case of any such waiver, the Issuer, the Indenture Trustee, the Securities Insurer and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

    Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

    5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee or the Securities Insurer, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than [10%] of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption
         Date).

    5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

INDENTURE (Series 199_-_) -- Page 43

    5.15 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

    5.16 Performance and Enforcement of Certain Obligations.

             (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

             (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone, confirmed in writing promptly thereafter) of the Holders of [66-2/3%] of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver under the Sale and Servicing Agreement and any right of the Issuer to take such action shall be suspended.

INDENTURE (Series 199_-_) -- Page 44

                                       ARTICLE

                                THE INDENTURE TRUSTEE

    6.1  Duties of Indenture Trustee.

             (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

             (b)   Except during the continuance of an Event of Default:

         (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

         (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

             (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

             (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.


INDENTURE (Series 199_-_) -- Page 45

             (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

             (f) Money held in trust by the Indenture Trustee shall be segregated from other funds except to the extent permitted by law or the terms of this Indenture or the Sale and Servicing Agreement.

             (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Indenture Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses and further provided that nothing in this Section 6.1(g) shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under this Indenture or otherwise in the event of the Issuer's failure to pay the Indenture Trustee's fees and expenses pursuant to Section
                   6.7. In determining that such repayment or indemnity is not reasonably assured to it, the Indenture Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Collateral pursuant to Section 6.7.

             (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

INDENTURE (Series 199_-_) -- Page 46

    6.2  Rights of Indenture Trustee.

             (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

             (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

             (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

             (d) The Indenture Trustee shall not be liable for (i) any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith; or (ii) any willful misconduct or gross negligence on the part of the Custodian.

             (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

    6.3 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

    6.4 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Issuer's use of the proceeds from the Notes, or responsible for any statement of the Issuer in the Indenture or in any document

INDENTURE (Series 199_-_) -- Page 47
         issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

    6.5 Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to the Securities Insurer and each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

    6.6 Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

    6.7 Compensation and Indemnity. As compensation for its services hereunder, the Indenture Trustee shall be entitled to receive, on each Distribution Date, the Indenture Trustee's Fee pursuant to Section 8.2(c) hereof (which compensation shall not be limited by any law on compensation of a trustee of an express trust) and shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer agrees to cause the Servicer to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer of its obligations hereunder. The Issuer shall or shall cause the Servicer to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall or shall cause the Servicer to pay the fees and expenses of such counsel. Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

    The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in
Section 5.1(e) or (f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

INDENTURE (Series 199_-_) -- Page 48

    6.8 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by so notifying the Issuer and the Securities Insurer. The Holders of a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee upon the prior written consent of the Securities Insurer if:

             (a)   the Indenture Trustee fails to comply with Section 6.11;

             (b)   the Indenture Trustee is adjudged a bankrupt or insolvent;

             (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

             (d)   the Indenture Trustee otherwise becomes incapable of acting.

    If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee acceptable to the Securities Insurer.

    A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Securities Insurer and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

    If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

    If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

    Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

INDENTURE (Series 199_-_) -- Page 49

    6.9 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under
         Section 6.11. The Indenture Trustee shall provide the Securities Insurer and the Rating Agencies prior written notice of any such transaction.

    In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

    6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

             (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power, with the prior written consent of the Securities Insurer, and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof; provided that the Indenture Trustee shall deliver notice of any such co-trustee or separate trustee to the Securities Insurer.

             (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

INDENTURE (Series 199_-_) -- Page 50

        (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

         (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii)the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

             (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Indenture Trustee, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

             (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

    6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least [$50,000,000] as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of

INDENTURE (Series 199_-_) -- Page 51

         [A3] or better by [Moody's] or shall otherwise be acceptable to [Moody's]. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

    6.12 Preferential Collection of Claims Against Issuer.  The
         Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                       ARTICLE

                            NOTEHOLDERS' LISTS AND REPORTS

    7.1 Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

    7.2  Preservation of Information; Communications to Noteholders.

             (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section
                   7.1 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

             (b)   Noteholders may communicate pursuant to TIA Section
                   312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

             (c)   The Issuer, the Indenture Trustee and the Note
                   Registrar shall have the protection of TIA Section 312(c).

INDENTURE (Series 199_-_) -- Page 52

    7.3  Reports by Issuer.

             (a)   The Issuer shall:

             (i) file with the Indenture Trustee and the Securities Insurer, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

         (ii) file with the Indenture Trustee and the Securities Insurer and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

         (iii)supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this
    Section 7.3(a) and by rules and regulations prescribed from time to time by the Commission.

             (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

    7.4  Reports by Indenture Trustee.  If required by TIA Section
         313(a), within 60 days after each ___________, beginning with ____________, 199_, the Indenture Trustee shall mail to the Securities Insurer and to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA
         Section 313(a).  The Indenture Trustee also shall comply with TIA
         Section 313(b).

    A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each securities exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any securities exchange.

INDENTURE (Series 199_-_) -- Page 53

                                       ARTICLE

                         ACCOUNTS, DISBURSEMENTS AND RELEASES

    8.1  Collection of Money.

             (a) General. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may, and upon written request of the Securities Insurer shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

             (b) Claims Under Guaranty Policy. The Notes and the Certificates will be insured by the Guaranty Policy pursuant to the terms set forth therein, notwithstanding any provisions to the contrary contained in this Indenture or the Sale and Servicing Agreement. All amounts received under the Guaranty Policy shall be used solely for the payment to Securityholders of principal and interest on the Notes and the Certificates.

    8.2  Trust Accounts; Distributions.

             (a)   On or prior to the Closing Date, the Issuer shall
                   cause the Servicer to establish and maintain, in the name of the Indenture Trustee for the benefit of the Noteholders, or the Co-Owner Trustee for the benefit of the Certificateholders, the Trust Accounts as provided in
                   Article V of the Sale and Servicing Agreement.   The
                   Indenture Trustee or Co-Owner Trustee shall deposit amounts into the Trust Accounts in accordance with the terms hereof, the Sale and Servicing Agreement and the Servicer's Monthly Remittance Report.

             (b) On or before the third Business Day prior to each Distribution Date, the Indenture Trustee shall withdraw from the Collection Account,

INDENTURE (Series 199_-_) -- Page 54
                   the Pre-Funding Account, the Capitalized Interest Account and the Reserve Account, as applicable, the Available Collection Amount and the Reserve Account Withdrawal Amount, if any, with respect to the preceding Due Period pursuant to Section 5.01(b)(2) of the Sale and Servicing Agreement and will deposit such amount into the Note Distribution Account. No later than the second Business Day prior to each Distribution Date, to the extent funds are available in the Note Distribution Account, the Indenture Trustee shall either retain funds in the Note Distribution Account or make the withdrawals from the Note Distribution Account and deposits into the other Trust Accounts for distribution on such Distribution Date as required pursuant to Section 5.01(c) of the Sale and Servicing Agreement.

             (c) On each Distribution Date and Redemption Date, to the extent funds are available in the Note Distribution Account, the Indenture Trustee shall make the following distributions from the amounts on deposit in the Note Distribution Account in the following order of priority (except as otherwise provided in Section 5.4(b)):

             (i) (A) to the Servicer, an amount equal to the Servicing Compensation (net of any amounts retained prior to deposit into the Collection Account pursuant to Section 5.01(b)(1) of the Sale and Servicing Agreement) and all unpaid Servicing Compensation from prior due periods, (B) to the Securities Insurer, an amount equal to the Guaranty Insurance Premium and all unpaid Guaranty Insurance Premiums from prior Due Periods, (C) to the Indenture Trustee, an amount equal to the Indenture Trustee Fee and all unpaid Indenture Trustee Fees from prior Due Periods, and (D) to the Owner Trustee, an amount equal to the Owner Trustee Fee and all unpaid Owner Trustee Fees from prior Due Periods;

             (ii) only to the extent of funds withdrawn from the Pre-Funding Account and deposited in the Note Distribution Account by the Indenture Trustee pursuant to Section 5.03(c) of the Sale and Servicing Agreement (net of any amount deposited in the Certificate Distribution Account from the Note Distribution Account for distribution to Certificateholders pursuant to Subsection 5.01(c)(ii) of the Sale and Servicing Agreement), pro rata, to the Holders of the Notes based on the Principal Balance, to reduce the Principal Balance thereof; provided that if the amount of such funds equals or is less than [$50,000], then such amount shall be distributed sequentially to the Noteholders to reduce the Principal Balances thereof;

INDENTURE (Series 199_-_) -- Page 55

            (iii) to the Holders of the Notes, the Noteholders' Interest Distributable Amount for such Distribution Date; provided, that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on the Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on the Notes pro rata on the basis of the total such interest due on the Notes; and

             (iv)  to the Holders of the Notes, the Noteholders'
                   Principal Distributable Amount until the Outstanding Amount of the Notes is reduced to zero.

    (d) On each Distribution Date and each Redemption Date, to the extent of the interest of the Indenture Trustee in the Certificate Distribution Account (as described in Section 5.08(a) of the Sale and Servicing Agreement), the Indenture Trustee hereby authorizes the Owner Trustee, the Co-Owner Trustee or the Paying Agent, as applicable, to make the distributions from the Certificate Distribution Account as required pursuant to Section 5.06(c) of the Sale and Servicing Agreement.

    (e) The Indenture Trustee shall make claims under the Guaranty Policy pursuant to Section 5.02 of the Sale and Servicing Agreement and in accordance with the Guaranty Policy. The Indenture Trustee shall deposit any Guaranteed Payment received from the Security Insurer in the Note Distribution Account for the portion of the Guaranteed Payment payable on the Notes or in the Certificate Distribution Account for the portion of the Guaranteed Payment payable on the related Certificate. For claims under the Guaranty Policy for a Deficiency Amount, on the related Distribution Date, the Indenture Trustee shall distribute such amount based upon the portion of the Interest Distribution Amount and the portion of the Regular Distribution Amount payable on the Notes to the Noteholders and payable on the related Certificate to such Certificateholders in accordance with the terms of the Sale and Servicing Agreement. For claims under the Guaranty Policy for a Preference Amount, the Indenture Trustee shall distribute such amount in accordance with the terms of the Guaranty Policy. All amounts received under the Guaranty Policy shall be used solely for the payment to Securityholders of principal and interest on the Notes and the Certificates, as applicable.

    8.3  General Provisions Regarding Accounts.

             (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Permitted Investments and reinvested by the Indenture Trustee at the direction of the Affiliated Holder in accordance with the provisions of Article V of the Sale and Servicing Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Indenture Trustee into the Note Distribution Account, and any loss resulting from such investments shall be charged to such account. The Issuer will not

INDENTURE (Series 199_-_) -- Page 56
                    direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

              (b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

             (c) If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Collateral are being applied in accordance with Section 5.5 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments.

8.4 Servicer's Monthly Statements. On each Distribution Date, the Indenture Trustee shall deliver the Servicer's Monthly Statement (as defined in the Sale and Servicing Agreement) with respect to such Distribution Date to the DTC, the Rating Agencies, and the Securities Insurer.

8.5  Release of Collateral.

             (a)   Subject to the payment of its fees and expenses pursuant to
                   Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstancesthat are not

INDENTURE (Series 199_-_) -- Page 57
                   inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

             (b)   The Indenture Trustee shall, at such
                   time as there are no Notes Outstanding and all sums due to (i) the Certificateholders pursuant to Section 5.06(c) of the Sale and Servicing Agreement, (ii) the Servicer pursuant to Section 8.2(c)(i)(A) hereof, (iii) the Securities Insurer pursuant to Section 8.2(c)(i)(B) hereof, the Indenture Trustee pursuant to Section 8.2(c)(i)(C) hereof, and the Owner Trustee pursuant to
                   Section 8.2(c)(i)(D) hereof, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Subsection (b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

8.6 Opinion of Counsel. The Indenture Trustee and the Securities Insurer shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.5(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

INDENTURE (Series 199_-_) -- Page 58

                                       ARTICLE IX

                               SUPPLEMENTAL INDENTURES

9.1  Supplemental Indentures Without Consent of Noteholders.

             (a)   Without the consent of the Holders of
                   any Notes but with prior notice to the Rating Agencies and with the prior written consent of the Securities Insurer, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

         (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

         (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

         (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

         (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

         (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of the Notes;

         (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

        (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any

INDENTURE (Series 199_-_) -- Page 59
similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

    The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

             (b)   The Issuer and the Indenture Trustee,
                   with the prior written consent of the Securities Insurer, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior consent of the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by (i) an Opinion of Counsel or (ii) satisfaction of the Rating Agency Condition, adversely affect in any material respect the interests of any Noteholder.

9.2 Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior consent of the Rating Agencies, the Securities Insurer and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby and the Securities Insurer if affected thereby:

             (a)   change the date of payment of any
                   installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

INDENTURE (Series 199_-_) -- Page 60

             (b) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

             (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

             (d) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.4;

             (e) ify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

             (f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

             (g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

         The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         In connection with requesting the consent of the Noteholders pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.

INDENTURE (Series 199_-_) -- Page 61

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

    9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections
         6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

    9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

    9.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

    9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

   9.7  Amendments to Trust Agreement.

    Subject to Section 11.1 of the Trust Agreement, the Indenture Trustee shall, upon Issuer Order, consent to any proposed amendment to the Trust Agreement or an amendment to or waiver

INDENTURE (Series 199_-_) -- Page 62
of any provision of any other document relating to the Trust Agreement, such consent to be given without the necessity of obtaining the consent of the Holders of any Notes upon satisfaction of the requirements under Section 11.1 of the Trust Agreement.

    Nothing in this Section shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

                                      ARTICLE

                                 REDEMPTION OF NOTES

    10.1 Redemption.

    The Affiliated Holder may, at its option, effect an early redemption of the Notes on or after any Distribution Date on which the Pool Principal Balance declines to [15%] or less of the Pool Principal Balance of the Initial Mortgage Loans and Subsequent Mortgage Loans conveyed to the Trust as of their respective Cut-Off Dates. The Affiliated Holder shall effect such early redemption by directing the Indenture Trustee to sell all of the Mortgage Loans to a person that is not an Affiliate of the Affiliated Holder, the Seller, or the Servicer at a price not less than the Redemption Price.
In addition, the Affiliated Holder may, at its option, effect an early redemption of the Notes on or after any Distribution Date on which the Pool Principal Balance declines to [10%] or less of the Pool Principal Balance of the Initial Mortgage Loans and Subsequent Mortgage Loan conveyed to the Trust
as of their respective Cut-Off Dates.   In connection with any such optional
termination, to the extent that sufficient proceeds are not available from the sale of the Mortgage Loans or the termination of the Trust, the Affiliated Holder will pay the outstanding fees and expenses, if any, of the Indenture Trustee, the Issuer, the Securities Insurer, and the Servicer.

    In addition, subject to Section 11.19, on any date on or after which (i) [17.5%] or more (based on Net Loan Losses) of the Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis and (ii) the Overcollateralization Amount has been reduced to zero or an amount less than zero, then the Securities Insurer may, at its option, effect an early retirement of the Securities and termination of this Agreement.

    Any such redemption by the Affiliated Holder or the Securities Insurer, as applicable, shall be accomplished by the Affiliated Holder or the Securities Insurer, as applicable, depositing or causing to be deposited into the Collection Account by 10:00 A.M. New York City time on the third Business Day prior to the Redemption Date the amount of the Redemption Price.
 On the same day that the Redemption Price is deposited into the Collection Account, the Redemption Price and any amounts then on deposit in the Collection Account (other than any amounts not required to have been deposited therein pursuant to Section 5.01(b)(1) of the Sale and Servicing Agreement) shall be

INDENTURE (Series 199_-_) -- Page 63
transferred to the Note Distribution Account for distribution to the Noteholders on the Redemption Date; and any amounts received with respect to the Mortgage Loans and Foreclosure Properties subsequent to such transfer shall belong to the Servicer or the Securities Insurer, as applicable. For purposes of calculating the Required Distribution Amount for the Redemption Date, amounts transferred to the Note Distribution Account pursuant to the immediately preceding sentence on the Determination Date immediately preceding such final Distribution Date shall in all cases be deemed to have been received during the related Due Period, and such transfer shall be made pursuant to Section 5.01(c) of the Sale and Servicing Agreement.

    The Servicer or the Issuer shall furnish the Rating Agencies and the Securities Insurer notice of any such redemption in accordance with Section 10.2.

    10.2 Form of Redemption Notice.

          (a) Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

    All notices of redemption shall state:

         (i) the Redemption Date;

        (ii) the Redemption Price; and

       (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2).

    Notice of redemption of the Notes shall be given by the Indenture Trustee in the name of the Issuer and at the expense of the Servicer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

    10.3 Notes Payable on Redemption Date; Provision for Payment of Indenture Trustee and Securities Insurer. The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price. The Issuer may not redeem the Notes unless, (i) all outstanding obligations under the

INDENTURE (Series 199_-_) -- Page 64

Notes have been paid in full and (ii) the Indenture Trustee has been paid all amounts to which it is entitled hereunder and the Securities Insurer has been paid all Securities Insurer Reimbursement Amounts to which it is entitled as of the applicable Redemption Date.

                                       ARTICLE XI

                                    MISCELLANEOUS

    11.1 Compliance Certificates and Opinions, etc.

           (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

    Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                          (1)    a statement that each
                                 signatory of such certificate or
                                 opinion has read or has caused to be
                                 read such covenant or condition and
                                 the definitions herein relating
                                 thereto;

                          (2)    a brief statement as to the
                                 nature and scope of the examination
                                 or investigation upon which the
                                 statements or opinions contained in
                                 such certificate or opinion are
                                 based;

                          (3)    a statement that, in the
                                 opinion of each such signatory, such
                                 signatory has made such examination
                                 or investigation as is necessary to
                                 enable such signatory to express an
                                 informed opinion as to whether or not

INDENTURE (Series 199_-_) -- Page 65
                                 such covenant or condition has been
                                 complied with; and

                          (4)    a statement as to whether, in
                                 the opinion of each such signatory,
                                 such condition or covenant has been
                                 complied with.

          (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

         (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is [10%] or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than [$25,000] or less than one percent of the Outstanding Amount of the Notes.

         (iii)Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

         (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals [10%] or more of the Outstanding Amount of the Notes, but such

INDENTURE (Series 199_-_) -- Page 66
              certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than [$25,000]or less than one percent of the then Outstanding Amount of the Notes.

    11.2 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

    Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

    Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

    11.3 Acts of Noteholders.

             (a)   Any request, demand, authorization,
                   direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein

INDENTURE (Series 199_-_) -- Page 67
                   otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

             (b)   The fact and date of the execution by
                   any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

             (c)   The ownership of Notes shall be proved by the Note
                   Register.

             (d)   Any request, demand, authorization,
                   direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

    11.4 Notices, etc., to Indenture Trustee, Issuer, Rating
         Agencies and Securities Insurer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

             (a)   the Indenture Trustee by any
                   Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

             (b)   the Issuer by the Indenture Trustee or
                   by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: EquiVantage Mortgage Loan Owner Trust 199_-_, in care of ____________________,
                   [City], [State], Attention: ___________, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly

INDENTURE (Series 199_-_) -- Page 68
                   transmit any notice received by it from the Noteholders to the Indenture Trustee.

    Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of [Moody's, at the following address: Moody's Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007] and (ii) in the case of [Standard & Poor's, at the following address: Standard & Poor's Ratings Group, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department]
; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

    Notices required to be given to the Securities Insurer by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to the following address: _____________________, [CITY], [STATE], Attention:
_______________, or at such other address as shall be designated by written notice to the other parties.

    11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

    Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

    In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

    Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

INDENTURE (Series 199_-_) -- Page 69

    11.6 [RESERVED].

    11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

    The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

    11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    11.9 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

    11.10 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    11.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture, except that the Securities Insurer is an express third party beneficiary to this Indenture as provided in Section 11.20.

    11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

    11.13 GOVERNING LAW.  THIS INDENTURE SHALL BE CONSTRUED IN
          ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

INDENTURE (Series 199_-_) -- Page 70

    11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

    11.16 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

    11.17 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Seller, the Servicer, the Affiliated Holder or the Issuer, or join in any institution against the Seller, the Servicer, the Affiliated Holder or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

    11.18 Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or the Securities Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports and

INDENTURE (Series 199_-_) -- Page 71
           other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

    11.19 Grant of Noteholder Rights to Securities Insurer.  In
          consideration for the guarantee    of the Notes by the Securities
          Insurer pursuant to the Guaranty Policy, the Noteholders hereby grant to the Securities Insurer the right to act as the holder of [100%] of the outstanding Notes for the purpose of exercising the rights of the Holders of the Noteshereunder, including the voting rights of such Holders, but excluding those rights requiringthe consent of all such Holders under Section 9.2 and any rights of such Holders to distributions under Section 8.2 hereof; provided that the preceding grant of rights to the Securities Insurer by the Noteholders shall be subject to Section 11.21 hereof. The rights of the Securities Insurer to direct certain actions and consent to certain actions of the Noteholders hereunder will terminate at such time as the Principal Balances of the Notes have been reduced to zero and the Securities Insurer has been reimbursed for all Guaranteed Payments and any other amounts owed under the Guaranty Policy and the Insurance Agreement and the Securities Insurer hasno further obligation under the Guaranty Policy.

    11.20 Third Party Beneficiary. The parties hereto acknowledge that the Securities Insurer is an express third party beneficiary hereof entitled to enforce any rights reserved to it hereunder as if it were actually a party hereto.

    11.21 Suspension and Termination of Securities Insurer's Rights.

    (a) During the continuation of a Securities Insurer Default, rights granted or reserved to the Securities Insurer hereunder shall vest instead in the Noteholders; provided that the Securities Insurer shall be entitled to any distributions in reimbursement of the Securities Insurer Reimbursement Amount, and the Securities Insurer shall retain those rights under Section 9.2 hereof to consent to any supplement to this Indenture.

    (b) At such time as either (i) the Principal Balances of the Notes have been reduced to zero or (ii) the Guaranty Policy has been terminated following a Securities Insurer Default, and in either case of (i) or (ii) the Securities Insurer has been reimbursed for all Guaranteed Payments and any other amounts owed under the Guaranty Policy and the Insurance Agreement (and the Securities Insurer no longer has any obligation under the Guaranty Policy, except for breach thereof by the Securities Insurer), then the rights and benefits granted or reserved to the Securities Insurer hereunder (including the rights to direct certain actions and receive certain notices)shall terminate

INDENTURE (Series 199_-_) -- Page 72
and the Noteholders shall be entitled to the exercise of such rights and to receive such benefits of the Securities Insurer following such termination to the extent that such rights and benefits are applicable to the Noteholders.

INDENTURE (Series 199_-_) -- Page 73

    IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                     EQUIVANTAGE MORTGAGE LOAN OWNER
                     TRUST 199_-_


                      By:
                         -----------------------------------
                         not in its individual capacity but
                         solely as Owner Trustee


                      By:-----------------------------------

                      Name:
                      Title:


                      ---------------------------
                      as Indenture Trustee


                      By:
                         -----------------------------------
                      Name:
                      Title:





INDENTURE (Series 199_-_) -- Page 74

                             SCHEDULE A

(To be Provided at the Closing and Supplemented on each Subsequent Transfer Date on which Subsequent Mortgage Loans are transferred to the Trust)

INDENTURE (Series 199_-_) -- Page 1

                     EXHIBIT A -   Form of Note



                         [TO BE PROVIDED]








INDENTURE (Series 199_-_) -- Page 2